UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

MENTOR GRAPHICS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Mentor Graphics Corporation to be held in Wilsonville, Oregon, on Wednesday, May 19, 2004. The attached Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon. I urge you to review them carefully.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of Mentor Graphics Corporation shares you own, your presence by proxy is important to establish a quorum and your vote is important.

The rest of the Board and I look forward to seeing you at the meeting. We greatly appreciate your continued interest in Mentor Graphics Corporation.

Sincerely,

Walden C. Rhines

Chairman of the Board and Chief Executive Officer

MENTOR GRAPHICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 19, 2004

To the Shareholders of Mentor Graphics Corporation:

The Annual Meeting of Shareholders of Mentor Graphics Corporation (the “Company”), an Oregon corporation, will be held on Wednesday, May 19, 2004 at 5:00 p.m., Pacific Time, at the Company’s offices at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To amend the Company’s 1989 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan.

3.	To approve the Company’s Foreign Subsidiary Employee Stock Purchase Plan.

4.	To amend the Company’s 1982 Stock Option Plan to increase the number of stock options reserved for issuance under the plan.

5.	To amend Article III of the Company’s 1987 Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock.

6.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

The above items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on March 16, 2004 are entitled to notice of and to vote at the Annual Meeting.

Sincerely,

Dean Freed

Vice President, General Counsel and Secretary

Wilsonville, Oregon

April 19, 2004

THE COMPANY CORDIALLY INVITES ALL SHAREHOLDERS TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Mailed to Shareholders on

or about April 19, 2004

MENTOR GRAPHICS CORPORATION

8005 S.W. Boeckman Road

Wilsonville, Oregon 97070-7777

PROXY STATEMENT

Mentor Graphics Corporation (“Mentor Graphics” or “Company”) is soliciting the enclosed proxy for use at its Annual Meeting of Shareholders to be held Wednesday, May 19, 2004 at 5:00 p.m., Pacific Time, or at any adjournment of that meeting. The Company will hold the Annual Meeting at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777.

Mentor Graphics will bear the cost of this solicitation. The Company has retained MacKenzie Partners, Inc. to assist in soliciting proxies from brokers and nominees for the Annual Meeting at an estimated cost of $7,500 plus out-of-pocket expenses. In addition, Mentor Graphics may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. The Company will solicit proxies by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact.

The mailing address of the Company’s principal executive offices is 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777 and its telephone number is (503) 685-7000.

Upon written request to the Corporate Secretary, the Company will provide without charge a copy of the Company’s Annual Report/Form 10-K to any person whose proxy is solicited by this Proxy Statement.

Procedural Matters

Shareholders of record at the close of business on March 16, 2004 are entitled to notice of and to vote at the meeting. At the record date, 69,892,884 shares of Mentor Graphics Common Stock were issued and outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. For information regarding holders of 5% or more of the outstanding Common Stock, see “Information Regarding Beneficial Ownership of Principal Shareholders and Management.”

Shareholders may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The designated proxy holders will vote all valid, unrevoked proxies at the Annual Meeting in accordance with the instructions given.

ELECTION OF DIRECTORS

(Proposal No. 1)

The directors of the Company are elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for director are listed below together with certain information about each of them. Each nominee is currently serving as a director of the Company.

			Shares of Common Stock Beneficially Owned as of December 31, 2003
Name, Principal Occupation and Directorships	Age	Director Since	Number of Shares		Percent of Total
Walden C. Rhines	57	1993	1,630,861	(1)	2.3

Chairman of the Board and Chief Executive Officer of the Company since 2000; President and Chief Executive Officer of the Company from 1993 to 2000; director of Triquint Semiconductor, Inc. and Cirrus Logic, Inc. (both are manufacturers of semiconductors).

Sir Peter Bonfield	59	2002	12,578	(2)	*

International Business Advisor since 2002; Chairman of the Executive Committee and Chief Executive Officer of British Telecommunications PLC (a provider of telecom services) from 1996 to 2002; director of Taiwan Semiconductor Manufacturing Company Ltd. (a manufacturer of semiconductors), Telefonaktiebolaget LM Ericsson (a telecommunications equipment manufacturer), AstraZeneca Group PLC (a pharmaceutical company) and Vice-President, British Quality Foundation.

Marsha B. Congdon	57	1991	74,453	(3)	*
Private investor since 1997; Vice President, Policy and Strategy, of US West Inc. (a provider of communications services) from 1995 to 1997.

James R. Fiebiger	62	1994	101,843	(4)	*

Chairman of the Board and Chief Executive Officer of Lovoltech Inc. (a semiconductor company) since 1999; Vice Chairman and Managing Director of Technology Licensing of Gatefield Corporation (a semiconductor company) from 1998 to 2000; President and Chief Executive Officer of Gatefield Corporation from 1996 to 1998; director of Qlogic Corporation (a developer of semiconductor and board-level products) and Actel Corporation (a developer of field programmable gate arrays).

Gregory K. Hinckley	57	2000	901,384	(5)	1.3

President of the Company since 2000; Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company from 1997 to 2000; Senior Vice President and Vice President of VLSI Technology, Inc. (a semiconductor company) from 1992 to 1997; director of Amkor Technology (a provider of semiconductor packaging and test services).

			Shares of Common Stock Beneficially Owned as of December 31, 2003
Name, Principal Occupation and Directorships	Age	Director Since	Number of Shares		Percent of Total
Kevin C. McDonough	54	1999	36,124	(6)	*

President of Kammstone LLC (a consulting firm providing services to the electronics industry) since 2002; President and Chief Executive Officer of ChipData, Inc. (an internet service company) from 1999 to 2002; Vice President and General Manager of National Semiconductor Corporation (a manufacturer of electronic components) from 1997 to 1999; Senior Vice President of Engineering of Cyrix Corporation (a manufacturer of microprocessors) from 1989 to 1997.

Patrick B. McManus	64	2003	0		*

Private investor since 1987; Chief Financal Officer of Charles Schwab Corporation from 1984 to 1987; Chief Financial Officer of various companies prior to 1984 including Pacific Express Airlines, Acurex Solar Corporation and Itel Corporation.

Fontaine K. Richardson	62	1983	71,600	(7)	*

Private investor since 2000; General Partner of Eastech III and Vice President of Eastech Management Company (affiliated private venture capital firms) from 1983 to 2000; director of ePresence, Inc. (an Internet services provider) and Network Engines, Inc. (a provider of computer hardware and integration services).

*	Less than 1%

(1)	Includes 1,374,960 shares subject to options exercisable within 60 days of December 31, 2003.

(2)	Includes 12,578 shares subject to options exercisable within 60 days of December 31, 2003.

(3)	Includes 71,200 shares subject to options exercisable within 60 days of December 31, 2003.

(4)	Includes 87,118 shares subject to options exercisable within 60 days of December 31, 2003.

(5)	Includes 827,111 shares subject to options exercisable within 60 days of December 31, 2003.

(6)	Includes 34,224 shares subject to options exercisable within 60 days of December 31, 2003.

(7)	Includes 61,600 shares subject to options exercisable within 60 days of December 31, 2003.

Vote Required For Approval

Under Oregon law, if a quorum is present at the meeting, the eight nominees for election as directors who receive the greatest number of eligible votes cast will be elected directors. Abstention from voting or nonvoting by brokers will have no effect on the results of the vote but will be considered to determine whether a quorum exists at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies they receive for the eight nominees named above. If any nominee of Mentor Graphics is unable or declines to serve as a director at the time of the Annual Meeting, the designated proxy holders will vote the proxies for any nominee designated by the current Board of Directors to fill the vacancy.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND SHAREHOLDER ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Board Independence, Committees and Meetings

The Board of Directors has determined that all current directors other than Dr. Rhines and Mr. Hinckley are “independent directors” as defined in recently adopted rules of Nasdaq. The independent directors hold regularly scheduled meetings at which only independent directors are present. The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

The Audit Committee, which consists of Directors Congdon, Fiebiger, McDonough, McManus and Richardson, held eight meetings during 2003. This committee oversees the accounting and financial reporting processes of the Company and the audits of its financial statements, it appoints, compensates, retains and oversees the independent auditors, it reviews and approves all audit and non-audit services performed by the independent auditors, and it meets from time to time with management and the Company’s independent auditors to consider financial and accounting matters. The Board of Directors has determined that Director McManus is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission. The Board of Directors has determined that no Audit Committee member has financial or personal ties to the Company (other than director compensation and equity ownership as described in this Proxy Statement), and that each Audit Committee member meets all additional independence and financial literacy requirements for Audit Committee membership under Nasdaq rules. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement.

The Compensation Committee, which consists of Directors Bonfield, Congdon, Fiebiger and Richardson, met five times during the year. This committee recommends compensation and fringe benefits for existing and future employees and administers the Company’s stock option and purchase plans.

The Nominating Committee, which consists of Directors Bonfield, Congdon, Fiebiger, McDonough, McManus and Richardson, met once during 2003. The Nominating Committee has a written charter, a copy of which is posted on the Company’s website at www.mentor.com. This committee meets from time to time to administer policies and procedures for board membership and to identify and recommend board candidates. The Nominating Committee also considers director candidates recommended by shareholders in writing to the Corporate Secretary. It is the Nominating Committee’s policy that director candidates possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate to serve the long-term interests of the Company’s shareholders. The Nominating Committee’s process for identifying and evaluating nominees is as follows, irrespective of whether the candidate was identified by the Committee or recommended by a shareholder: (1) in the case of incumbent directors, the Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any related party transactions with the Company during the applicable time period; and (2) in the case of a new director candidate, the Committee first conducts any appropriate and necessary inquiries into the background and qualifications of possible candidates after considering the functions and needs of the Board of Directors. The Committee meets to discuss and consider such candidates’ qualifications, including whether each candidate is independent for purposes of Nasdaq rules, and then selects candidates for recommendation to the Board of Directors by majority vote. In seeking nominees, the Nominating Committee uses its network of contacts to compile a list of potential candidates and it also may engage, if it deems appropriate, a professional search firm.

Any shareholder who wishes to communicate to the entire Board of Directors, or to any individual director, may send that communication in writing addressed to the Company’s Corporate Secretary at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. The Corporate Secretary will forward all written shareholder communications to the designated recipient(s) on the Board of Directors.

The Board of Directors of Mentor Graphics met five times during 2003. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during 2003. It is the Company’s policy that directors attend the Company’s Annual Meeting of Shareholders. In 2003, six of the Company’s seven directors attended the Company’s Annual Meeting of Shareholders.

Compensation of Directors

Directors who are not employees of the Company are paid an annual fee of $25,000 and are reimbursed for expenses incurred in attending Board meetings and Board committee meetings. In 2003, members of the Audit Committee were paid an additional $5,000 per year.

1987 Non-Employee Directors’ Stock Option Plan

The 1987 Non-Employee Directors’ Stock Option Plan (“1987 Plan”) was adopted in 1987 and most recently amended in 2001 by the Board of Directors and the shareholders. An aggregate of 1,100,000 shares of Common Stock has been reserved for issuance under the 1987 Plan. On the date of each Annual Meeting of Shareholders, each Non-Employee Director elected is automatically granted an option to purchase 12,000 shares of Common Stock. Options under the 1987 Plan are granted at exercise prices equal to the fair market value of the Common Stock on the grant date. On the date of the 2003 Annual Meeting, Directors Bonfield, Congdon, Fiebiger, McDonough and Richardson were automatically granted an option for 12,000 shares each at an exercise price of $11.40. Director McManus received an option grant of 30,000 shares at an exercise price of $10.64 upon joining the Board of Directors in May 2003. If re-elected, Directors Bonfield, Congdon, Fiebiger, McDonough, McManus and Richardson will each be automatically granted an option for 12,000 shares. All options have a ten-year term from the date of grant and are exercisable for 20 percent of the number of shares covered by the option at the end of each of the first five years following grant. The Compensation Committee administers the 1987 Plan.

INFORMATION REGARDING BENEFICIAL OWNERSHIP

OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table shows beneficial ownership of the Company’s Common Stock as of December 31, 2003 by the only shareholders known by the Company to beneficially own 5% or more of the Common Stock, by the executive officers named in the Summary Compensation Table and by all directors and executive officers as of December 31, 2003 as a group:

Name and Address of Beneficial Owner or Name of Executive Officer	Amount and Nature of Beneficial Ownership(1)		Percent
Private Capital Management, L.P. 8889 Pelican Bay Blvd. Naples, FL 34108	10,157,542	(2)	14.9

FMR Corp. 82 Devonshire Street Boston, MA 02109	4,847,278	(2)	7.1

Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60602-3790	3,727,050	(2)	5.6

Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102-3337	3,492,267	(2)	5.1

Jennison Associates LLC 466 Lexington Avenue New York, NY 10017	3,450,679	(2)	5.1

Walden C. Rhines	1,630,861	(3)	2.3

Gregory K. Hinckley	901,384	(4)	1.3

L. Don Maulsby	96,018	(5)	*

Robert A. Hum	89,802	(6)	*

Joseph D. Sawicki	37,218	(7)	*

All directors and executive officers as a group (17 persons)	3,872,070	(8)	5.4

*	Less than 1%

(1)	Except as otherwise noted, the entities listed in the table have sole voting and dispositive power with respect to the common stock owned by them.

(2)	Information provided as of December 31, 2003 in a Schedule 13G filed by the shareholder.

(3)	Includes 1,374,960 shares subject to options exercisable within 60 days of December 31, 2003.

(4)	Includes 827,111 shares subject to options exercisable within 60 days of December 31, 2003.

(5)	Includes 73,699 shares subject to options exercisable within 60 days of December 31, 2003.

(6)	Includes 89,802 shares subject to options exercisable within 60 days of December 31, 2003.

(7)	Includes 30,017 shares subject to options exercisable within 60 days of December 31, 2003.

(8)	Includes 3,385,104 shares subject to options exercisable within 60 days of December 31, 2003.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows compensation paid by the Company for the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at December 31, 2003 (“Named Executive Officers”).

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Securities Underlying Options/SARs(#)	All Other Compensation($)(1)
Walden C. Rhines Chairman of the Board and Chief Executive Officer	2003 2002 2001	562,500 550,000 539,900	1,044,119 0 158,500	200,000 140,000 160,000	6,000 5,500 5,100

Gregory K. Hinckley President	2003 2002 2001	447,500 425,000 414,900	753,230 0 112,900	170,000 120,000 134,000	6,000 5,500 5,100

L. Don Maulsby Senior Vice President, World Trade	2003 2002 2001	315,041 275,080 271,300	493,135 0 62,000	67,500 45,000 35,625	6,000 6,000 5,100

Robert A. Hum(2) Vice President and General Manager Design Verification and Test Division	2003 2002 2001	307,500 200,000 N/A	249,125 67,500 N/A	35,000 95,000 N/A	6,000 2,594 N/A

Joseph D. Sawicki(3) Vice President and General Manager Design-to-Silicon Division	2003 2002 2001	192,500 N/A N/A	248,780 N/A N/A	27,500 N/A N/A	6,000 N/A N/A

(1)	Amounts shown are Company contributions to the Individual Deferred Tax and Savings Plan pursuant to which the Company’s U.S. employees may defer compensation under Section 401(k) of the Internal Revenue Code. The Company contributes an amount equal to 50% of the first 6% of salary contributed under the plan by an eligible employee.

(2)	Mr. Hum became employed by the Company in June of 2002.

(3)	Mr. Sawicki became an executive officer of the Company in June of 2003.

Options Granted in Last Fiscal Year

The following table provides information on options granted for the last fiscal year to the Named Executive Officers.

	Individual Grants
Name	# of Securities Underlying Options Granted(2)	Vesting Reference Date	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						5%($)	10%($)
Walden C. Rhines	200,000	10/28/03	6.33	15.25	10/28/13	1,918,129	4,860,915
Gregory K. Hinckley	170,000	10/28/03	5.38	15.25	10/28/13	1,630,409	4,131,777
L. Don Maulsby	67,500	10/28/03	2.14	15.25	10/28/13	647,368	1,640,559
Robert A. Hum	35,000	10/28/03	1.11	15.25	10/28/13	335,673	850,660
Joseph D. Sawicki	27,500	10/28/03	.87	15.25	10/28/13	263,743	668,376

(1)	The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price.

(2)	Each option is fully exercisable four years after the Vesting Reference Date with 25% becoming exercisable on the first anniversary of that date and 1/48th of the shares becoming exercisable at the end of each one-month period after the Vesting Reference Date. All options become fully exercisable upon a “change in control” of the Company as defined in the 1982 Stock Option Plan. Unless otherwise determined by the Compensation Committee before the occurrence of the event, a “change in control” generally includes the following events: the acquisition by any person of 20% or more of the Company’s Common Stock, the nomination (and subsequent election) of a majority of the Company’s directors by persons other than the incumbent directors and the approval by the Company’s shareholders of a merger, share exchange, sale of substantially all of the Company’s assets or plan of liquidation. All executive officer options are transferable by gift to certain family members or related entities.

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information on options exercised during the last fiscal year by the Named Executive Officers and the value of such officers’ unexercised options as of December 31, 2003.

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-the-Money Options at FY-End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Walden C. Rhines	529,818	2,644,528	1,351,626	423,750	5,859,503	863,363
Gregory K. Hinckley	0	0	808,090	356,104	2,694,555	740,025
L. Don Maulsby	42,186	445,389	68,881	122,058	147,552	277,514
Robert A. Hum	0	0	82,872	115,474	171,212	225,974
Joseph D. Sawicki	0	0	28,841	40,009	99,642	55,497

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 regarding equity compensation plans approved by the shareholders and equity compensation plans that were not approved by the shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	5,164,191	13.82	4,600,408
Equity compensation plans not approved by security holders(2)(3)	13,010,969	12.82	1,849,234
Total	18,175,160	13.74	6,449,642

(1)	Includes options outstanding and shares available for future issuance under the Company’s 1982 Stock Option Plan, Nonqualified Stock Option Plan and 1987 Non-Employee Directors’ Stock Option Plan, as well as shares currently available for future issuance under the Company’s 1989 Employee Stock Purchase Plan.

(2)

Includes 13,010,969 options for shares outstanding, and 1,047,708 shares available for future issuance, under the Company’s 1986 Stock Plan. Also includes 801,526 shares available for future issuance under the Company’s Foreign Subsidiary Employee Stock Purchase Plan. The 1986 Stock Plan provides for the issuance of Common Stock to officers, employees and consultants of the Company either by sale, as bonuses or pursuant to nonqualified stock options at prices and on terms determined by the Compensation Committee. The Company generally grants options under the 1986 Stock Plan only to persons who are not executive officers of the Company and only at exercise prices not less than the current market price at the time of grant. The Foreign Subsidiary Employee Stock Purchase Plan provides for the offering and sale of Common Stock to employees of non-U.S. subsidiaries of the Company on terms substantially identical to the terms offered to U.S. employees under the shareholder-approved 1989 Employee Stock Purchase Plan. The Foreign Subsidiary Employee Stock Purchase Plan is being submitted to shareholders for approval at the Annual Meeting. See “Approval of Foreign Subsidiary Employee Stock Purchase Plan.”

(3)	In connection with the acquisitions in 2002 of IKOS Systems, Inc. and Innoveda, Inc., the Company assumed employee stock options. Of those assumed options, options for a total of 980,343 shares with an average exercise price of $13.02 per share remained outstanding at December 31, 2003. These assumed options are not included in the above table.

Executive Severance Agreements

The Board of Directors has approved the Company’s entry into severance agreements with certain employees of the Company, including certain current officers. These agreements generally provide for the payment of an amount equal to either 1.5 or two times the sum of the employee’s annual salary and target bonus upon termination of employment by the Company without cause or by the employee for “good reason,” as defined in the severance agreement, if such termination occurs within either one year or two years following a change of control of the Company. These agreements also generally provide for accelerated vesting of all options and either eighteen-month or two-year continuation of various employee benefits including life, disability and health insurance benefits and relocation and outplacement benefits. Payments to the employee are capped as necessary to prevent any portion of the payments from being subject to the excise tax on “parachute payments” but only if the effect would be to increase the employee’s after-tax net benefit.

REPORT OF THE BOARD OF DIRECTORS’ COMPENSATION COMMITTEE

The purpose of the Company’s executive compensation plan is to:

(a)	attract highly talented executives;

(b)	motivate executives to high levels of performance;

(c)	retain needed executive resources; and

(d)	recognize the differing impact that various executives have on the achievement of corporate goals.

To achieve these objectives, the Company pays executive officers on a total compensation approach that includes base salary, “at risk” compensation that is dependent on corporate performance and stock options. The Compensation Committee of the Board of Directors, which is entirely comprised of non-employee directors, reviews and approves compensation to be paid to executive officers.

Compensation of executive officers consists of the following components.

Base Salary

Salaries for executive officers are reviewed on an annual basis. In reviewing executive salaries, data from multiple third party high-technology industry surveys are considered. In using third party surveys, the Company compares itself to other high-technology companies with annual revenues of approximately $675 million, and generally establishes salaries in the third quartile (50th to 75th percentile) for the group. This group of comparable companies differs from the companies in the Media General index used for the performance graph that follows this report, which consists of companies in the computer software and services businesses without regard to annual revenue. The salary survey group may include those companies in the Media General index with annual revenues of approximately $675 million, while it may not include companies in the Media General index with revenues above or below $675 million. The Company believes that the salary survey group is an appropriate peer group for compensation purposes.

Variable Compensation

The Compensation Committee annually establishes variable incentive plans to provide for the payment of a portion of compensation to executive officers and other employees based on business performance. Executive officers responsible for a specific business unit’s profit and loss participate in business unit variable incentive plans and receive variable pay based on the growth of their respective business units. The Company has an Executive Variable Incentive Plan, which is a compensation plan for executive officers who do not have business unit profit and loss responsibility. Each year under this Executive Variable Incentive Plan, the Compensation Committee approves a target variable compensation amount for each participating executive officer to be paid based on achievement of the target operating income from the annual business plan approved by the Board of Directors (“Annual Plan”). For this purpose, the Company’s reported operating income may be adjusted by the Compensation Committee to exclude unusual items such as acquisition-related revenue and expenses, one-time charges and reversals. The potential variable compensation increases or decreases based on the achievement of higher or lower operating income. For 2003, target variable compensation for participating executive officers ranged from 30% to 85% of base salary, with 100% of the target payable upon attainment of the target operating income from the Annual Plan and no variable compensation payable unless 85% of the target operating income from the Annual Plan was achieved. No compensation was paid out under the Executive Variable Compensation Plan in 2002. In 2003, the Company’s operating income, after adjustments approved by the Compensation Committee, was 118% of the target operating income and variable compensation was paid out to executive officers under the Executive Variable Incentive Plan.

Stock Options

The Company believes that stock options granted to key employees, including executive officers, provide recipients with significant compensation based on overall Company performance as reflected in the stock price, create a valuable retention device through standard four-year vesting schedules and help align employees’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees and annually to a broad group of existing key employees including executive officers. All executive officers received stock option grants as part of the 2003 annual option grant program for key employees. The 2003 annual option program for all employees involved a total pool of approximately 2,500,000 shares. During 2003, individual award levels were determined primarily by a matrix that allocated the available shares based on position within the Company, with some discretionary adjustments based on subjective performance factors. Third party survey data was considered in establishing the upper levels of the matrix with the Company seeking to grant options in the middle range of comparable companies.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. In the past, the levels of salary and bonus paid by the Company generally have not exceeded this limit. In 2003, due to a high level of achievement of objectives under the Executive Variable Incentive Plan, the salary and bonus of both Dr. Rhines and Mr. Hinckley exceeded $1,000,000. If non-deductibility of executive compensation becomes material to the Company’s U.S. tax position, the Company will consider policies and strategies to achieve full deductibility of bonus compensation in the future. It is possible for an executive officer’s nonqualified stock option exercises to cause the officer’s total compensation to exceed $1,000,000 during a year since the excess of the current market price over the option price (“Option Spread”) for nonqualified stock options is treated as compensation. Certain options granted by the Company to executive officers in 2003 were Incentive Stock Options. The Company receives no tax deduction for the Option Spread compensation on exercise of Incentive Stock Options unless the optionee disposes of the acquired shares before satisfying certain holding periods. Under IRS regulations, Option Spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility and it is the Company’s current policy generally to grant options that meet those requirements.

Compensation of Chief Executive Officer

Dr. Rhines’ base salary was increased from $550,000 to $562,500 in 2003. This salary level is in the third quartile of CEO salaries among comparable companies from the third party survey used by the Company. Dr. Rhines received an Executive Variable Incentive Plan bonus for 2003 in the amount of $1,044,119. Dr. Rhines was granted options to purchase 200,000 shares of Company stock in October 2003, which was in the middle range of CEO option grants for comparable companies.

COMPENSATION COMMITTEE

Fontaine K. Richardson, Chair

Sir Peter Bonfield

Marsha B. Congdon

James B. Fiebiger

PERFORMANCE GRAPH

Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Comparison of Five Year Cumulative Total Return

Among Mentor Graphics Corporation, S&P 500 Index

and Media General Computer Software and Services Group Index(1)

ASSUMES $100 INVESTED ON DECEMBER 31, 1998

ASSUMES DIVIDEND REINVESTED

Measurement Period (Fiscal Year Covered)	Mentor Graphics	S&P 500 Index	Media General Index
Measurement Point:
12/31/98	$100.00	$100.00	$100.00

Fiscal Year Ending:
12/31/99	$155.15	$121.04	$171.61
12/31/00	$322.80	$110.02	$103.11
12/31/01	$277.29	$96.95	$91.34
12/31/02	$92.47	$75.52	$62.22
12/31/03	$171.06	$97.18	$80.45

(1)	This is an industry group index published by Media General Financial Services.

APPROVAL OF AMENDMENTS TO 1989 EMPLOYEE STOCK PURCHASE PLAN

(Proposal No. 2)

Mentor Graphics’ 1989 Employee Stock Purchase Plan (“1989 Plan”) was adopted by the Board of Directors and shareholders in 1989 and most recently amended by the Board of Directors and shareholders in 2003. The 1989 Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The 1989 Plan permits all regular employees of the Company and its U.S. subsidiaries to acquire Common Stock through regular payroll deductions of up to 10% of an employee’s salary. An aggregate of 13,400,000 shares of Common Stock has been reserved for issuance under the 1989 Plan. As of March 16, 2004, only 2,765,228 shares of Common Stock were available for purchase under the 1989 Plan.

The Board of Directors believes that the 1989 Plan has promoted the interests of the Company and its shareholders by encouraging employees to become shareholders, and therefore promoting the Company’s growth and success. The Board also believes that the 1989 Plan is an important factor in the Company’s continuing ability to offer a competitive benefit package to existing and prospective employees of the Company. The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to continue to provide employees with benefits under the 1989 Plan and that additional shares must be reserved for use under the 1989 Plan. Accordingly, in February 2004, the Board of Directors approved, subject to shareholder approval, an amendment to reserve an additional 2,250,000 shares of Common Stock for issuance under the 1989 Plan. A copy of the 1989 Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit B.

Description of the 1989 Plan

The essential features of the 1989 Plan are outlined below.

Eligibility

Except as described below, all regular employees of the Company and its U.S. subsidiaries, including employees who are officers or directors, are eligible to participate in the 1989 Plan. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of stock of the Company is ineligible to participate in the 1989 Plan. Approximately 1,750 employees are eligible to participate in the 1989 Plan.

Option Grant and Purchase of Shares

The 1989 Plan generally provides for overlapping two-year offerings (“Offerings”) with a new Offering commencing on January 1 and July 1 of each year. The first day of each Offering is the “Offering Date” for that Offering. Each Offering is divided into four six-month purchase periods (“Purchase Periods”). The last day of each Purchase Period during an Offering is a “Purchase Date” for that Offering. In September 2002, the Board of Directors authorized a special Purchase Date on September 30, 2002 and a special 27-month Offering commencing on October 1, 2002 with Purchase Dates in the special Offering occurring on January 1, 2003 and every six months thereafter.

Each eligible employee is granted an option on each Offering Date. Options limit each employee’s purchase to 1,600 shares per Purchase Date and no option may permit an employee’s right to purchase shares under the 1989 Plan to accrue at a rate that exceeds $25,000 of fair market value (determined at the Offering Date) for each calendar year the option is outstanding. Each eligible employee may elect to participate in the 1989 Plan by filing a subscription and payroll deduction authorization. Shares may be purchased under the 1989 Plan only through payroll deductions of up to 10% of an employee’s compensation. On each Purchase Date the amounts withheld are applied to purchase shares for the employee from the Company at a purchase price equal to the lesser of 85 percent of the fair market value of the Common Stock on the Offering Date or on the Purchase Date. If the fair market value of the Common Stock on any Purchase Date of an Offering is less than it was on the Offering Date for such Offering, then after the purchase, every participant in that Offering shall automatically be withdrawn from such Offering and re-enrolled in the new Offering commencing on such Purchase Date.

An employee may terminate participation in the 1989 Plan by written notice to the Company at least 10 days before the Purchase Date. The employee will then receive all funds withheld from his or her pay that had not yet been used to purchase shares. An employee may not reinstate participation in the 1989 Plan with respect to a particular Offering, but may participate in subsequent Offerings. The rights of employees under the 1989 Plan are not transferable.

Administration

The Compensation Committee administers the 1989 Plan. The Compensation Committee may promulgate rules and regulations, adopt forms, decide any question of interpretation or rights arising under, and generally supervise the administration of, the 1989 Plan. The Company will pay all expenses of the 1989 Plan.

Custodian

Independent custodians (each a “Custodian”) maintain the records and employees’ cash accounts under the 1989 Plan. Shares purchased by employees under the 1989 Plan are delivered to and held by the Custodians on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold at the market price at the time the order is executed. Also by appropriate instructions, the employee may transfer all or part of the shares held for that employee by a Custodian to the employee or to a regular individual brokerage account in the employee’s own name.

Amendments

The Board of Directors may amend the 1989 Plan; however, approval by the Company’s shareholders is required for amendments that increase the number of shares reserved for the 1989 Plan or decrease the purchase price of shares offered under the 1989 Plan. The Board of Directors may terminate the 1989 Plan at any time and such termination will not affect outstanding options.

Tax Consequences

The 1989 Plan is intended to be treated as a stock option arrangement for tax purposes and is intended to qualify as an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, employees are not taxed on income or gain with respect to the 1989 Plan either at the Offering Date or at the Purchase Date. If an employee disposes of the shares purchased under the 1989 Plan more than two years after the Offering Date and more than one year after the Purchase Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of: (1) the excess of the fair market value of the shares at the time of disposition over the purchase price; or (2) the excess of the fair market value of the shares on the Offering Date over the option price (determined as if the option had been exercised on the Offering Date). Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

If an employee disposes of shares purchased under the 1989 Plan within two years after the Offering Date or within one year after the Purchase Date, the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee’s holding period for the shares. In the event of a disposition within either of such periods, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

Purchases Under the 1989 Plan

The following table indicates shares purchased under the 1989 Plan during the last fiscal year by the Named Executive Officers, by all executive officers as a group and by all employees (excluding executive officers) as a group:

	Shares Purchased in 2003
Name	Dollar Value(1)	Number of Shares
Walden C. Rhines	22,470	3,200
Gregory K. Hinckley	19,750	2,467
L. Don Maulsby	19,605	2,428
Robert A. Hum	0	0
Joseph D. Sawicki	20,666	2,714
All Executive Officers (11 persons)	179,230	23,393
All Employees, excluding Executive Officers	13,203,546	1,635,451

(1)	“Dollar Value” equals the difference between the price paid for shares purchased under the 1989 Plan and the fair market value of the shares on the date the shares were purchased.

Vote Required

Adoption of Proposal No. 2 will require that the votes cast in favor of Proposal No. 2 at the Annual Meeting exceed the votes cast against Proposal No. 2. Abstentions and broker non-votes are counted to determine whether a quorum exists at the Annual Meeting but are not counted for, and have no effect on, the results of the vote on Proposal No. 2. All valid proxies will be voted FOR Proposal No. 2 unless a contrary choice is indicated.

THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 2. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

APPROVAL OF FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN

(Proposal No. 3)

Mentor Graphics’ Foreign Subsidiary Employee Stock Purchase Plan (“Foreign Sub Plan”) was adopted by the Board of Directors in May 2002 to provide a flexible alternative to the 1989 Plan for offering Company stock to employees of foreign subsidiaries on terms that may vary by jurisdiction. Under U.S. tax law, all participants in the 1989 Plan must have “equal rights and privileges,” so variations in terms are not permitted under that plan. An aggregate of 1,150,000 shares of Common Stock has been reserved for issuance under the Foreign Sub Plan. As of March 16, 2004, only 608,616 shares of Common Stock remained available for purchase under the Foreign Sub Plan.

At the time of initial adoption of the Foreign Sub Plan in 2002, Nasdaq rules did not require shareholder approval of the plan, and no such approval was sought. Although the recently-revised Nasdaq shareholder approval rules do not clearly require shareholder approval of the Foreign Sub Plan, the Board of Directors has determined that it is appropriate to seek shareholder ratification and approval of the plan at this time. The Board of Directors believes that the Foreign Sub Plan, like the 1989 Plan, has promoted the interests of the Company and its shareholders by encouraging foreign subsidiary employees to become shareholders, and therefore promoting the Company’s growth and success. The Board also believes that the Foreign Sub Plan is an important factor in the Company’s continuing ability to offer a competitive benefit package to existing and prospective employees of the Company’s foreign subsidiaries. The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to continue to provide foreign subsidiary employees with benefits under the Foreign Sub Plan, and that additional shares must be reserved for use under the Foreign Sub Plan. Accordingly, in February 2004, the Board of Directors approved, subject to shareholder approval, an amendment to reserve an additional 750,000 shares of Common Stock for issuance under the Foreign Sub Plan. A copy of the Foreign Sub Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit C.

Description of the Foreign Sub Plan

Except as set forth below, the material terms of the Foreign Sub Plan are the same as the terms of the 1989 Plan. See “Approval of Amendments to 1989 Employee Stock Purchase Plan—Description of the 1989 Plan.”

Eligibility

Except as described below, all regular employees of designated subsidiaries of the Company organized under the laws of a country other than the United States are eligible to participate in the Foreign Sub Plan. Regular employees of the Company and its U.S. subsidiaries are eligible to participate in the 1989 Plan instead of the Foreign Sub Plan. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of stock of the Company is ineligible to participate in either the Foreign Sub Plan or the 1989 Plan. Approximately 1,500 employees are eligible to participate in the Foreign Sub Plan.

Offering Periods

For all foreign subsidiary employees other than employees whose home office is in the United Kingdom or France, the Foreign Sub Plan currently provides for overlapping two-year Offerings on the same terms as Offerings under the 1989 Plan. Effective July 1, 2004, employees in the United Kingdom will also participate in the overlapping two-year Offerings. For employees in France, and prior to July 1, 2004 for employees in the United Kingdom, the Foreign Sub Plan provides for six-month Offerings commencing on January 1 and July 1 of each year, with each Offering having a single Purchase Date six months after the Offering Date but with all other terms being the same as the two-year Offerings.

Amendments

The Board of Directors may amend the Foreign Sub Plan from time to time in any and all respects, subject to applicable Nasdaq rules. The Board of Directors may terminate the Foreign Sub Plan at any time and such termination will not affect outstanding options.

Purchases Under the Foreign Sub Plan

The following table indicates shares purchased under the Foreign Sub Plan during the last fiscal year by the Named Executive Officers, by all executive officers as a group and by all employees (excluding executive officers) as a group:

	Shares Purchased in 2003
Name	Dollar Value(1)	Number of Shares
Walden C. Rhines	0	0
Gregory K. Hinckley	0	0
L. Don Maulsby	0	0
Robert A. Hum	0	0
Joseph D. Sawicki	0	0
All Executive Officers (11 persons)	0	0
All Employees, excluding Executive Officers	2,196,108	290,806

(1)	“Dollar Value” equals the difference between the price paid for shares purchased under the Foreign Sub Plan and the fair market value of the shares on the date the shares were purchased.

Vote Required

Adoption of Proposal No. 3 will require that the votes cast in favor of Proposal No. 3 at the Annual Meeting exceed the votes cast against Proposal No. 3. Abstentions and broker non-votes are counted to determine whether a quorum exists at the Annual Meeting but are not counted for, and have no effect on, the results of the vote on Proposal No. 3. All valid proxies will be voted FOR Proposal No. 3 unless a contrary choice is indicated.

THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 3. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

APPROVAL OF AMENDMENTS TO 1982 STOCK OPTION PLAN

(Proposal No. 4)

Mentor Graphics’ 1982 Stock Option Plan (“1982 Plan”) was adopted by the Board of Directors and the shareholders in 1982, and most recently amended by the Board of Directors and shareholders in 1999. The purposes of the 1982 Plan are to enhance the Company’s ability to attract and retain key employees and to provide an incentive for them to exert their best efforts on behalf of the Company. An aggregate of 21,670,000 shares are currently reserved for issuance under the 1982 Plan.

As of March 16, 2004, only 451,316 shares of Common Stock were available for future grants under the 1982 Plan. The Board of Directors believes that additional shares must be reserved for use under the 1982 Plan to enable the Company to attract and retain officers and other key employees through the granting of options under the plan. Accordingly, in February 2004, the Board of Directors approved an amendment to the 1982 Plan, subject to shareholder approval, to reserve an additional 6,000,000 shares for issuance under the plan. The Company has no plans, proposals or arrangements to grant any officer or other employee a currently determined number of options from the proposed additional shares. The Company also has no commitments to grant options from the proposed additional shares based on achievement of objectives or any other formula. In addition, shareholder approval of this proposal will constitute reapproval of the per-employee limit on grants of options under the 1982 Plan of 500,000 shares annually. This reapproval is required every five years for continued compliance with regulations under Section 162(m) of the Internal Revenue Code of 1986. See “Tax Consequences.” A copy of the 1982 Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit D.

Description of the 1982 Plan

The essential features of the 1982 Plan are outlined below.

General

The 1982 Plan provides for grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options (“NQSOs”). See “Tax Consequences” below for information concerning the tax treatment of ISOs and NQSOs. The plan permits stock appreciation rights (“SARs”) to be granted in tandem with or independent of ISOs and NQSOs.

Administration

The Compensation Committee administers the 1982 Plan. The Compensation Committee determines the officers and key employees to whom options and SARs will be granted, the exercise prices, the number of shares covered by each grant and all other terms and conditions of the grants.

Grant of Options

The option price of ISOs cannot be less than the fair market value of the Common Stock on the date the option is granted. The plan provides that the option price of NQSOs cannot be less than 50% of the fair market value. On March 16, 2004, the closing price of Common Stock on the Nasdaq National Market was $16.79 per share. No employee may be granted options or stock appreciation rights under the plan for more than an aggregate of 500,000 shares in any calendar year. In addition, no employee may be granted ISOs under the 1982 Plan such that the fair market value of stock (determined on the grant date) subject to ISOs that first become exercisable in any year exceeds $100,000. Options may be granted under the 1982 Plan in exchange for outstanding options.

Exercise of Options

At the date of exercise, the optionee may pay the full option price in cash or in shares of Company stock previously acquired by the optionee valued at fair market value. The use of previously acquired shares to pay the option price enables the optionee to avoid the need to fund the entire purchase with cash. Upon exercise of an option, the number of shares subject to the option and the number of shares available under the plan for future grants are reduced by the number of shares with respect to which the option is exercised.

Options may be exercised only while the holder is in the employ of the Company or a subsidiary, within 30 days after either the date of termination of employment or another date set by the Company, or within one year after the death or disability of the holder. Unless otherwise approved by the Committee, options are not transferable except upon the death of the optionee or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code or Title I of the Employee Retirement Income Security Act. The Committee has approved the transfer by executive officers of NQSOs as gifts to family members and related entities. Terminated or expired options become available for future grants.

Options are generally not exercisable until one year from the date of grant or from the commencement of employment. Options typically become exercisable over a period of time, generally set at four years, in accordance with the terms of option agreements entered into at the time of grant.

Stock Appreciation Rights

The Committee determines the terms and conditions of SARs granted under the 1982 Plan, including the schedule under which SARs vest and become exercisable. SARs granted with an option may be exercised only to the extent the related option could be exercised. SARs entitle the holder, upon exercise, to receive without payment to the Company (except for applicable withholding taxes) an amount equal to the excess of the fair market value of the Company’s Common Stock on the exercise date over the SAR exercise price. Payment may be made in cash, shares or any combination thereof. No SARs have been granted under the 1982 Plan.

Change In Control Provision

The 1982 Plan authorizes the Compensation Committee to accelerate the vesting of all outstanding options and SARs upon a change in control of the Company. A “change in control” is defined to include the following events, unless otherwise determined by the Compensation Committee prior to the occurrence of the event: the acquisition by any person of 20% or more of the Company’s Common Stock, the nomination (and subsequent election) of a majority of the Company’s directors by persons other than the incumbent directors, or the approval by the Company’s shareholders of a merger, consolidation, share exchange, sale of substantially all of the Company’s assets or plan of liquidation.

Duration

Options and SARs may be granted for varying periods not to exceed approximately ten years from the date of grant. The 1982 Plan will be in effect until all shares available for the plan have been issued. The Board of Directors may terminate the plan at any time, but termination will not affect options or SARs already outstanding.

Tax Consequences

Under federal income tax law currently in effect, the optionee will recognize no regular income upon grant or exercise of the ISO. However, the amount by which the market value of shares issued upon exercise of an ISO exceeds the option price is included in the option holder’s alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If an employee exercises an ISO and does not dispose of any of the optioned shares within two years following the date of grant and within one year following the date of exercise, then any gain upon subsequent disposition will be treated as long-term capital gain for federal income tax purposes. If an employee disposes of shares acquired upon exercise of an ISO before expiration of either the one-year or the two-year holding period, any amount realized will be taxable for federal income tax purposes as ordinary income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes either at the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realizes ordinary income.

Under federal income tax law presently in effect, no income is realized by the grantee of an NQSO until the option is exercised. At the time of exercise of an NQSO, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold income taxes on such income if the optionee is an employee. Upon sale of shares acquired upon exercise of an NQSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will constitute long-term capital gain if the shares have been held for the required holding period.

On exercise of a SAR, the amount realized by the holder will, for federal tax purposes, be taxed as ordinary income, and the Company will generally be allowed to take a deduction for such amount. The SAR holder is subject to withholding on such income. Under current accounting principles, the Company will be required to account for the increase in value of an outstanding SAR as compensation expense (and may take a credit to compensation expense for a decrease in such value to the extent a prior expense has been recorded) over the period the SAR holder provides services to the Company. Current financial accounting principles do not require similar ongoing charges to earnings in connection with options.

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options may be granted. Approval of this Proposal No. 4 will constitute reapproval of the per-employee limit under the 1982 Plan previously approved by the shareholders. Other requirements are that the option be granted by a committee of at least two outside directors and that the exercise price of the option be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if shareholders approve this proposal, compensation received on the exercise of options granted under the 1982 Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Vote Required For Approval

The affirmative vote of the holders of at least a majority of the Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on the matter is required for adoption of Proposal No. 4. Abstentions will therefore have the same effect as “no” votes in determining whether the proposal is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on Proposal No. 4. All valid proxies will be voted FOR Proposal No. 4 unless a contrary choice is indicated.

THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 4. MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

APPROVAL OF AMENDMENT TO 1987 RESTATED ARTICLES OF INCORPORATION

(Proposal No. 5)

The Board of Directors has instructed the Company to submit to the shareholders a proposed amendment to Article III of the Company’s 1987 Restated Articles of Incorporation, as amended, that would increase the number of authorized shares of Common Stock of the Company from 100,000,000 shares to 200,000,000 shares. As of the close of business on March 16, 2004, a total of (a) 69,892,884 shares of Common Stock of the Company were issued and outstanding, (b) 18,696,755 shares of Common Stock were reserved for issuance pursuant to outstanding options under the Company’s stock option plans (see “Information Regarding Executive Officer Compensation – Equity Compensation Plan Information”) and an outstanding warrant, and (c) 12,113,833 shares of Common Stock were reserved for issuance upon conversion of the Company’s outstanding Floating Rate Convertible Subordinated Debentures due 2023 (the “Debentures”) and 6 7/8% Convertible Subordinated Notes Due 2007 (the “Notes”), resulting in 703,472 more shares of Common Stock subject to outstanding options, warrants and convertible securities than are currently authorized for issuance pursuant to the 1987 Restated Articles of Incorporation, as amended. The Company’s commitments to issue shares pursuant to outstanding options, warrants and convertible securities first exceeded its authorized shares on January 2, 2004 as a result of the sale on that date of 1,356,714 shares under the Company’s employee stock purchase plans, which are described in Proposals 2 and 3 in this Proxy Statement. Shareholder approval of this Proposal No. 5 will eliminate any question regarding the authorization of that sale under the employee stock purchase plans, as well as enable the Company to fully meet its obligations under subsequent grants of new hire stock options for a total of 106,750 shares in 2004 up to the date of this Proxy Statement. Sales under the employee stock purchase plans on January 2, 2004 included 1,600 shares to Walden C. Rhines, 1,600 shares to Gregory K. Hinckley, 1,600 shares to L. Don Maulsby, 1,600 shares to Joseph D. Sawicki, and 7,991 shares to other executive officers, with the remaining 1,342,323 being sold to other non-executive employees.

In addition to shares reserved for outstanding options, warrants and convertible securities, as of March 16, 2004, 5,297,802 shares of Common Stock were reserved for future option grants or purchases under the Company’s stock option and employee stock purchase plans, and an additional 9,000,000 shares are proposed to be reserved for those plans subject to shareholder approval under Proposals 2, 3 and 4 in this Proxy Statement. Accordingly, the Company needs an increase in its authorized Common Stock to fully satisfy its existing commitments for stock issuances as well as its existing and proposed uncommitted reserves for stock compensation plans. The Company has no current plans, proposals or arrangements for the issuance of any of the additional shares to be authorized under this Proposal No. 5, other than to satisfy the existing and proposed commitments and share reserves discussed above.

If approved, the increased number of authorized shares of Common Stock will provide the Company with the ability to issue shares in connection with stock splits or dividends, financings, employee compensation plans and other general corporate purposes. The shares could be issued from time to time for such purposes as the Board may approve and, unless required by applicable law or Nasdaq rules, no further vote of the shareholders of the Company will be required. If Proposal No. 5 is not approved, the Company might not be able to fully satisfy its existing commitments to holders of outstanding options and convertible securities, and therefore could be liable for damages to any such holders who seek to exercise their option or conversion rights after the authorized Common Stock has all been issued. However, as of March 16, 2004, outstanding options for 7,708,381 shares were unvested and unexercisable with vesting scheduled over the next four years, so there is no immediate risk that the Company’s authorized shares will be insufficient to cover actual exercises and conversions. Moreover, a substantial number of outstanding employee options are expected to be canceled before being exercised either as a result of employment terminations or expirations (for example, outstanding options for approximately 829,000 shares were canceled in 2003), so any potential liability will likely be eliminated by reallocating shares recovered from expected option cancellations to other outstanding commitments. Nevertheless, if Proposal No. 5 is not approved, the Board of Directors would most likely terminate, or at least severely restrict, the Company’s employee stock purchase plans, and on an ongoing basis would be required to carefully monitor and strictly limit grants of options under the Company’s stock option plans, which actions may negatively impact the Company’s ability to compete in attracting and retaining key employees.

The authorization of additional shares of Common Stock could have an anti-takeover effect, although that is not the intention of this proposal. For example, without further shareholder approval, the Board of Directors could sell Common Stock in a private transaction to purchasers who would oppose a takeover, thereby potentially preventing a transaction favored by a majority of independent shareholders under which shareholders would have received a premium for their shares over then current market prices. Other existing provisions applicable to the Company that might have a material anti-takeover effect include (a) the Company’s shareholder rights plan, as set forth in the Company’s existing Rights Agreement, dated February 10, 1999, which effectively prevents any person or group from acquiring more than 15% of the outstanding Common Stock without Board approval by causing substantial dilution to them if the threshold is exceeded; (b) the Oregon Control Share Act, which under certain circumstances would operate to deprive a person or group that acquires more than 20% of the outstanding Common Stock of voting rights with respect to those shares; (c) the Oregon Business Combination statute, which places restrictions on business combination transactions with persons or groups that own 15% or more of the outstanding Common Stock, unless the transaction is approved by the Board of Directors; (d) provisions of the outstanding Notes and Debentures, of which an aggregate principal amount of $282,500,000 is outstanding, that give holders the right to require the Company to repurchase their Notes and Debentures at face value upon the occurrence of a change of control of the Company; (e) executive severance agreements, which provide severance payments to selected officers and employees if their employment is terminated by the Company without cause or by the employee for good reason within one or two years following a change of control of the Company; and (f) provisions of outstanding employee and director options that accelerate vesting of options upon the occurrence of a change of control of the Company. The Board has no knowledge of any present efforts to accumulate shares of the Company’s Common Stock in the market or to gain control of the Company, and has no present intention to adopt any other provisions or enter into any other arrangements that would have a material anti-takeover effect.

The additional shares of Common Stock for which authorization is sought would have the same characteristics as the shares of Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company.

Vote Required For Approval

Adoption of Proposal No. 5 will require that the votes cast in favor of Proposal No. 5 at the Annual Meeting exceed the votes cast against Proposal No. 5. Abstentions and broker non-votes are counted to determine whether a quorum exists at the Annual Meeting but are not counted for, and have no effect on, the results of the vote on Proposal No. 5. All valid proxies will be voted FOR Proposal No. 5 unless a contrary choice is indicated.

THE BOARD HAS UNANIMOUSLY APPROVED PROPOSAL NO. 5.

MANAGEMENT AND THE BOARD RECOMMEND ITS APPROVAL BY THE SHAREHOLDERS.

REPORT OF THE BOARD OF DIRECTORS’ AUDIT COMMITTEE

In discharging its responsibilities, the Audit Committee met with management and the Company’s independent auditors, KPMG LLP, to review the Company’s audited financial statements. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61. The Audit Committee received a formal written statement from the independent auditors relating to independence consistent with Independence Standards Board Standard No. 1 and discussed with the auditors any relationships that may impact the auditors’ objectivity and independence.

Based on its review and discussions with management and the Company’s independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE

Patrick B. McManus, Chair

Marsha B. Congdon

James R. Fiebiger

Kevin C. McDonough

Fontaine K. Richardson

INDEPENDENT AUDITORS

The Board of Directors has selected KPMG LLP as the Company’s independent auditors for 2004. Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

On April 29, 2002, the Company dismissed Arthur Andersen LLP as its principal accountants and engaged KPMG LLP as its new principal accountants. The decision to change accounting firms was approved by the Audit Committee of the Company’s Board of Directors. The audit reports of Arthur Andersen LLP on the Company’s consolidated financial statements as of and for the year ended December 31, 2001 did not contain any adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. In connection with the audit of the fiscal year ended December 31, 2001, and the subsequent interim period through April 29, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. Before engaging KPMG LLP as its new independent accountants, the Company did not consult with them regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

The aggregate fees billed by KPMG LLP and/or accrued by the Company for the audit of the Company’s 2002 and 2003 annual financial statements and for other professional services rendered in 2002 and 2003 were:

	2002	2003
Audit Fees(1)	$1,096,682	$1,080,420
Audit-Related Fees(2)	$73,956	$284,055
Tax Fees(3)	$240,436	$239,140
All Other Fees	$0	$0

(1)

Audit Fees represent fees for services performed in connection with the audit of the Company’s financial statements, including review of related 10-Q’s and 10-K’s, attendance at audit committee meetings at which matters related to the reviews or audit were discussed, consultation on matters that arose during or as a result of a review or audit, preparation of “management letters,” and time incurred in connection with the audit of the income tax accrual. Audit Fees also includes fees for statutory audit services, comfort letters and consents to SEC fillings.

(2)	Audit-Related Fees are fees for employee benefit plan audits, due diligence related to mergers and acquisitions, consultation on proposed transactions and internal control reviews.

(3)	Tax Fees represent fees for preparation and review of income tax returns and assistance with audits by taxing jurisdictions, preparation of an IRS private letter ruling request, assistance with accounting and tax issues related to acquisitions of intangibles and tax consulting meetings and communications.

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management periodically reports to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve all services performed by the Company’s independent auditor, provided that the Chair and management report any decision to pre-approve such services to the full Audit Committee at its next regular meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with in 2003.

ETHICS POLICIES

The Company has had a code of conduct in place for several years, which it refers to as its Standards of Business Conduct. Under the Standards of Business Conduct, all employees including executives and officers of the Company are to perform their work guided by the Company’s corporate value of “Win, Ethically.” The Standards of Business Conduct set forth worldwide standards of conduct for the Company’s business environment that include compliance with laws and contractual requirements, avoiding conflicts of interest, integrity in financial reporting, conducting business in an honest and ethical manner and otherwise acting with integrity and in the Company’s best interest. The Company’s General Counsel is the Compliance Officer for the Standards of Business Conduct and employees are encouraged to ask questions or bring potential violations to the Compliance Officer’s attention. The Company has a “no retaliation” policy for employees who conscientiously and thoughtfully report possible illegal or unethical situations to the Compliance Officer.

The Company has also adopted a Code of Ethics, which is a code of conduct for its directors. This Code of Ethics is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws by the Company’s directors. Copies of the Company’s Standards of Business Conduct and Code of Ethics are posted on the Company’s website at www.mentor.com. Disclosures regarding amendments to the Standards of Business Conduct and the Code of Ethics will also be provided on the Company’s website.

DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this Proxy Statement. However, the enclosed proxy gives discretionary authority in the event any other matters should be presented.

SHAREHOLDER PROPOSALS

The Company’s bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice. For any shareholder proposal or nomination to be considered at the 2005 Annual Meeting of Shareholders, the shareholder’s notice must be received at the Company’s principal executive office no later than February 8, 2005. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2005 Annual Meeting of Shareholders must be received at the Company’s principal executive office no later than December 7, 2004.

By Order of the Board of Directors

Dean Freed

Vice President, General Counsel and Secretary

April 19, 2004

EXHIBIT A

MENTOR GRAPHICS CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of Mentor Graphics Corporation (the “Company”) and the audits of the financial statements of the Company, and to otherwise provide assistance to the Board of Directors (the “Board”) of the Company in fulfilling the Board’s oversight of the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s outside auditor.

In the exercise of its oversight, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain under the oversight of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Oregon Business Corporation Act (the “OBCA”). Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the OBCA to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts such at the outside auditor. It is acknowledged that all of the areas of oversight listed below may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and the members of the Committee in their judgment may determine the relevance thereof and the attention such items will receive in any particular context.

Membership

The Committee shall consist of three to five members of the Board as determined from time to time. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. The Committee shall satisfy the independence and experience requirements of The Nasdaq Stock Market, including any exceptions thereto.

Committee Organization and Procedures

1.    The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in her or his absence, a member designated by the Chair) shall preside at all meetings of the Committee.

2.    The Committee shall meet at least three times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

3.    The Committee may include in its meetings members of the Company’s financial management, representatives of the outside auditor, any senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may also meet privately with management, as it deems appropriate.

4.    The Committee shall have authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Company will pay all compensation of such advisers approved by the Committee as well as all other ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties.

Oversight

Outside Auditor

5.    The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the outside auditor engaged for the audit of the Company’s annual financial statements and related services. The outside auditor shall report directly to the Committee. The Committee shall resolve any disagreements between the outside auditor and management regarding financial reporting. The Committee shall review the independence and performance of the outside auditor. The Committee shall pre-approve all audit services and permissible non-audit services to be performed by the outside auditor for the Company, including the fees and other terms of all such engagements. Alternatively, the Committee may establish pre-approval policies and procedures in accordance with applicable SEC rules.

6.    The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall discuss with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the outside auditor’s independence.

Annual Audit

7.    The Committee shall meet with the outside auditor and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

8.    The Committee shall meet with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

9.    The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the annual audit.

10.    The Committee shall, based on the review and discussions in paragraphs 7 and 8 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 5 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Review

11.    The outside auditor shall review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission and in accordance with Statement on Auditing Standards 100, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair or Acting Chair may represent the entire Committee for purposes of this discussion.

Internal Controls

12.    The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

13.    The Committee shall discuss with the outside auditor and with management any significant management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit.

Internal Audit

14.    The senior internal audit manager shall furnish to the Committee a copy of each audit report prepared and issued by the internal auditors.

15.    The Committee shall discuss with the senior internal audit manager the activities and organizational structure of the Company’s internal audit function, the qualifications of the primary personnel performing such function, and any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal audit manager.

Procedures for Handling Complaints

16.    The Committee shall establish and maintain procedures for:

•	The receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters, and

•	The confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

Miscellaneous

17.    The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

18.    The Committee shall review legal and regulatory matters that may have a material impact on the financial statements and related compliance policies and programs.

19.    The Committee shall provide the report for inclusion in the Company’s Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

20.    The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

EXHIBIT B

MENTOR GRAPHICS CORPORATION

1989 EMPLOYEE STOCK PURCHASE PLAN1

1.    Purpose of the Plan.    Mentor Graphics Corporation (Company) believes that ownership of shares of its common stock by its employees, and by the employees of any participating subsidiary (hereinafter defined), is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company’s growth and success. The purpose of the Company’s 1989 Employee Stock Purchase Plan (Plan) is to provide a convenient means by which employees of the Company and subsidiaries may purchase the Company’s shares and a method by which the Company may assist and encourage employees to become shareholders. In May 2002, the Company adopted its Foreign Subsidiary Employee Stock Purchase Plan (Foreign Sub Plan) pursuant to which employees of selected foreign subsidiaries are provided a similar opportunity to purchase common stock as an alternative to the Plan.

2.    Shares Reserved for the Plan.    There are 15,650,000 [13,400,000] shares of the Company’s authorized but unissued or reacquired Common Stock, no par value (Common Stock), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (Committee) appointed by the Board of Directors of the Company without any further approval from the shareholders, which determination shall be conclusive.

3.    Administration of the Plan.    The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

4.    Eligible Employees.    Except as provided below, all regular employees of the Company and all regular employees of each of the Company’s subsidiary corporations that is designated by the Committee as a participant in the Plan (Participating Subsidiary) are eligible to participate in the Plan. Any employee who would after an offering pursuant to the Plan own or be deemed (under section 424(d) of the Internal Revenue Code of 1986, as amended (IRC)) to own stock (including stock that may be purchased under any outstanding options) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A regular employee is one who is in the active service of the Company or any Participating Subsidiary on the applicable Offering Date (as defined below), excluding, however, any employee whose customary employment is 20 or fewer hours per week or whose customary employment is for not more than five months per calendar year.

5.    Offerings.

        (a)    Offerings and Purchase Periods.    The Plan shall be implemented by a series of overlapping two-year offerings (Offerings) with a new Offering commencing on January 1 and July 1 of each year beginning with January 1, 2001. Accordingly, up to four separate Offerings may be in process at any time, but an employee may only participate in one Offering at a time. The first day of each Offering is the “Offering Date” for that Offering and each Offering shall end on the second anniversary of its Offering Date. Each Offering shall be divided into four six-month purchase periods (Purchase Periods), one of which shall end on each January 1 and July 1 during the term of the Offering. The last day of each Purchase Period is a “Purchase Date” for the applicable Offering.

1 Bold matter is new; matter in [brackets and italics] is proposed to be deleted.

        (b)    Grants; Limitations.    On each Offering Date, each eligible employee (Optionee) shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Dates for the Offering for the price determined under paragraph 8 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (i) no option shall permit the purchase of more than 1,600 shares on any Purchase Date, and (ii) no option may be granted pursuant to the Plan that would allow an Optionee’s right to purchase shares under all stock purchase plans of the Company and its parent and subsidiaries to which IRC Section 423 applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding. For this purpose, the right to purchase shares pursuant to a subscription accrues on the Purchase Date.

        (c)    Special 2002 Purchase Date and Offering Date.    September 30, 2002 shall be a Purchase Date under the Plan resulting in short Purchase Periods running from July 1, 2002 to September 30, 2002 and from September 30, 2002 to January 1, 2003 for each Offering in process at that time. October 1, 2002 shall be an Offering Date under the Plan, and the Offering commencing on that date (Special Offering) shall continue for 27 months and end on January 1, 2005. The first Purchase Date in the Special Offering shall be on January 1, 2003 and subsequent Purchase Dates in the Special Offering shall occur every six months thereafter on July 1, 2003, January 1, 2004, July 1, 2004 and January 1, 2005. Paragraph 9 of the Plan shall not apply to the Purchase Date occurring on September 30, 2002; instead, if the fair market value of a share of Common Stock on the Offering Date of the Special Offering is less than the fair market value of a share of Common Stock was on the Offering Date of any prior Offering in process at that time, then every participant in each such prior Offering shall automatically be withdrawn from such prior Offering and be enrolled in the Special Offering. Notwithstanding language to the contrary in paragraph 6 of the Plan, Optionees may submit their subscription and payroll deduction authorizations to commence participation in the Special Offering, or may amend payroll deduction authorizations effective for the first paycheck during the Special Offering, at any time on or before October 2, 2002. This paragraph 5(c) was added to the Plan by an amendment adopted by the Board of Directors on September 11, 2002 and shall expire and cease to be a part of the Plan once the Special Offering has expired.

6.    Participation in the Plan.

        (a)    Initiating Participation.    Optionees may participate in an Offering under the Plan by submitting to the Company, in the form specified by the Company, a subscription and payroll deduction authorization. The subscription and payroll deduction authorization must be submitted no later than 10 days prior to the Offering Date. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the same day. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the Optionee’s regular paychecks during the Offering other than a paycheck issued on the Offering Date. The Optionee may not specify a payroll deduction amount that is less than $10 or greater than 10 percent of the gross amount of the Optionee’s base salary, bonus compensation, hourly compensation, including overtime pay, and commission earnings, for each payroll period. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deduction to the Company. If an employee who is participating in the Foreign Sub Plan ceases to be eligible to participate in the Foreign Sub Plan and simultaneously becomes eligible to participate in this Plan, either as a result of a change in employing corporation or a determination by the Committee that the participant’s employing corporation shall be a Participating Subsidiary under this Plan and shall no longer be a participating subsidiary under the Foreign Sub Plan, the participant’s subscription and payroll deduction authorization submitted under the Foreign Sub Plan shall be deemed to have been submitted under this Plan and shall be effective for the next Offering under this Plan commencing on or after the date of the change in the employee’s status.

        (b)    Amending Participation.    After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may not amend the payroll deduction authorization except for an amendment effective for the first paycheck following a Purchase Date. Notwithstanding the foregoing, if the amount of payroll deductions from any Optionee during any Purchase Period of an Offering exceeds the maximum amount that can be applied to purchase shares on the next Purchase Date of that Offering under the limitations set forth in paragraph 5(b) of the Plan, then (i) as soon as practicable following a written request from the Optionee, payroll deductions from the Optionee shall be suspended and all such excess amounts shall be refunded to the Optionee, (ii) the Optionee shall not as a result of such suspension be considered to have terminated participation in the Offering, and (iii) payroll deductions from the Optionee shall resume as of the next Purchase Period at the rate set forth in the Optionee’s then effective payroll deduction authorization.

        (c)    Terminating Participation.    After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may terminate participation in the Plan any time prior to the tenth day before a Purchase Date by notice to the Company in the form specified by the Company. Participation in the Plan shall also terminate when an Optionee ceases to be eligible to participate in the Plan for any reason, including death, retirement or the Optionee’s employing corporation ceasing to be a Participating Subsidiary. An Optionee may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of an Optionee’s participation in the Plan, the Company will pay to the Optionee all amounts deducted from the Optionee’s pay and not yet used to purchase shares under the Plan.

7.    Purchase of Shares.    All amounts withheld from the pay of an Optionee shall be credited to the Optionee’s account under the Plan by the Custodian appointed under paragraph 10. The amounts withheld may be accumulated by the Company and paid to the Custodian at any time prior to the Purchase Date. No interest will be paid on the amounts accumulated by the Company or the amounts held in any account maintained by the Custodian. On each Purchase Date, the amount of the account of each Optionee will be applied to purchase of shares by that Optionee from the Company. Although an Optionee’s account may reflect a fraction of a share, no fractional shares will be sold by the Company or delivered pursuant to paragraph 10. Any cash balance remaining in an Optionee’s account after a Purchase Date or upon termination of participation shall be refunded to the Optionee.

8.    Option Price.    The price at which Common Stock shall be purchased on any Purchase Date in an Offering shall be the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Offering Date of the Offering, or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price on the immediately preceding trading day as reported by the Nasdaq National Market or, if the Common Stock is not reported on the Nasdaq National Market, such other reported value of the Common Stock as shall be specified by the Board of Directors.

9.    Automatic Withdrawal and Re-enrollment.    If the fair market value of a share of Common Stock on any Purchase Date of an Offering is less than the fair market value of a share of Common Stock was on the Offering Date for such Offering, then every participant in that Offering shall automatically (a) be withdrawn from such Offering after the acquisition of the shares of Common Stock on such Purchase Date, and (b) be enrolled in the new Offering commencing on such Purchase Date.

10.    Delivery and Custody of Shares.    Shares purchased by Optionees pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firms (each a Custodian) as shall be appointed by the Committee. By appropriate instructions to the Custodian on forms to be provided for that purpose, an Optionee may from time to time (a) sell all or part of the shares held by the Custodian for the Optionee’s account at the market price at the time the order is executed, (b) obtain transfer into the Optionee’s own name of all or part of the shares held by the Custodian for the Optionee’s account and delivery of such shares to the Optionee, or (c) obtain transfer of all or part of the shares held for the Optionee’s account by the Custodian to a regular individual brokerage account in the Optionee’s own name, either with the firm then acting as Custodian or with another firm.

11.    Records and Statements.    The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each Optionee shall receive a statement showing the activity of the Optionee’s account since the last Purchase Date and the balance on the Purchase Date as to both cash and shares. Optionees will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

12.    Expenses of the Plan.    The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

13.    Rights Not Transferable.    The right to purchase shares under this Plan is not transferable by an Optionee and is exercisable during the Optionee’s lifetime only by the Optionee.

14.    Dividends and Other Distributions.    Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the Optionees entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the Optionee directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective Optionees entitled thereto.

15.    Voting and Shareholder Communications.    In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each Optionee’s account to be voted in accordance with instructions from the Optionee or, if requested by an Optionee, will furnish to the Optionee a proxy authorizing the Optionee to vote the shares held by the Custodian for the Optionee’s account. Copies of all general communications to shareholders of the Company will be sent to Optionees participating in the Plan.

16.    Tax Withholding.    Each Optionee who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary, subject to applicable law.

17.    Responsibility.    Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Optionee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

18.    Conditions and Approvals.    The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company’s securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

19.    Amendment of the Plan.    The Board of Directors may from time to time amend the Plan in any and all respects, except that without approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

20.    Termination of the Plan.    The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except that such termination shall not affect previously granted options still outstanding.

21.    Effective Date of the Plan Amendments.    The Plan amendments approved by the Board of Directors in August 2000 shall not become effective until approved by the shareholders of the Company. Following such approval, the Plan amendments shall become effective on January 1, 2001.

EXHIBIT C

MENTOR GRAPHICS CORPORATION

FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN2

1.    Purpose of the Plan.    Mentor Graphics Corporation (Company) believes that ownership of shares of its common stock by employees of its subsidiaries is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company’s growth and success. The Company has previously operated its 1989 Employee Stock Purchase Plan (1989 Plan) pursuant to which employees of the Company and designated subsidiaries have had a similar opportunity to purchase common stock. The purpose of the Company’s Foreign Subsidiary Employee Stock Purchase Plan (Plan) is to provide an alternative to the 1989 Plan as a means by which employees of selected foreign subsidiaries may purchase the Company’s shares and a method by which the Company may assist and encourage those employees to become shareholders.

2.    Shares Reserved for the Plan.    There are 1,900,000 [1,150,000] shares of the Company’s authorized but unissued or reacquired Common Stock, no par value (Common Stock), reserved for the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (Committee) appointed by the Board of Directors of the Company without any further approval from the shareholders, which determination shall be conclusive.

3.    Administration of the Plan.    The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

4.    Eligible Employees; UK/France Employees.    Except as provided below, all regular employees of each corporate subsidiary of the Company that is designated by the Committee as a participant in the Plan (Participating Subsidiary) are eligible to participate in the Plan. Any employee who would after an offering pursuant to the Plan own or be deemed (under section 424(d) of the Internal Revenue Code of 1986, as amended (IRC)) to own stock (including stock that may be purchased under any outstanding options) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, its parent or subsidiaries, shall be ineligible to participate in the Plan. A regular employee is one who is in the active service of any Participating Subsidiary on the applicable Offering Date (as defined below), excluding, however, any employee whose customary employment is 20 or fewer hours per week or whose customary employment is for not more than five months per calendar year. As used in the Plan, the term “UK Employee” means a regular employee of a Participating Subsidiary who has his or her home office in the United Kingdom. As used in the Plan, the term “France Employee” means a regular employee of a Participating Subsidiary who has his or her home office in France.

5.    Offerings.

        (a)    Offerings and Purchase Periods.    The Plan shall be implemented by a series of overlapping two-year offerings (Two-Year Offerings) with a new Two-Year Offering commencing on January 1 and July 1 of each year beginning with July 1, 2002; provided, however, that (i) with respect to UK Employees and France Employees, the Plan shall be implemented by a series of six-month offerings (Six-Month Offerings, and together

2 Bold matter is new; matter in [brackets and italics] is proposed to be deleted.

with the Two-Year Offerings, the Offerings) with a new Six-Month Offering commencing on January 1 and July 1 of each year beginning with July 1, 2002, and (ii) effective for the Offering commencing on July 1, 2004, UK Employees shall participate in the Two-Year Offerings instead of the Six-Month Offerings. Accordingly, up to four separate Two-Year Offerings may be in process at any time, but an employee may only participate in one Offering at a time. The first day of each Offering is the “Offering Date” for that Offering. Each Two-Year Offering shall end on the second anniversary of its Offering Date and each Six-Month Offering shall end on the date six months after its Offering Date. Each Two-Year Offering shall be divided into four six-month purchase periods (Purchase Periods), one of which shall end on each January 1 and July 1 during the term of the Two-Year Offering, and each Six-Month Offering shall consist of a single six-month Purchase Period. The last day of each Purchase Period is a “Purchase Date” for the applicable Offering.

        (b)    Grants; Limitations.    On each Offering Date, each eligible employee (Optionee) shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date(s) for the Offering for the price determined under paragraph 8 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (i) all options granted to Optionees who are France Employees on the Offering Date, or who are UK Employees on the Offering Date if the Offering Date is prior to July 1, 2004, shall be options to purchase shares in the Six-Month Offering commencing on the Offering Date and all options granted to Optionees who are not UK Employees or France Employees on the Offering Date, or who are UK Employees on the Offering Date if the Offering Date is on or after July 1, 2004, shall be options to purchase shares in the Two-Year Offering commencing on the Offering Date, (ii) no option shall permit the purchase of more than 1,600 shares on any Purchase Date, and (iii) no option may be granted pursuant to the Plan that would allow an Optionee’s right to purchase shares under all employee stock purchase plans of the Company and its parent and subsidiaries to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding. For this purpose, the right to purchase shares pursuant to a subscription accrues on the Purchase Date.

        (c)    Special 2002 Purchase Date and Offering Date.    September 30, 2002 shall be a Purchase Date under the Plan resulting in short Purchase Periods running from July 1, 2002 to September 30, 2002 and from September 30, 2002 to January 1, 2003 for each Offering in process at that time. October 1, 2002 shall be an Offering Date under the Plan. The Offering commencing on October 1, 2002 to Optionees who are not UK Employees or France Employees (Special Two-Year Offering) shall continue for 27 months and end on January 1, 2005 but shall for all purposes of the Plan be considered a Two-Year Offering. The Offering commencing on October 1, 2002 to Optionees who are UK Employees or France Employees (Special Six-Month Offering) shall continue for 3 months and end with a Purchase Date on January 1, 2003 but shall for all purposes of the Plan be considered a Six-Month Offering. The first Purchase Date in the Special Two-Year Offering shall be on January 1, 2003 and subsequent Purchase Dates in the Special Two-Year Offering shall occur every six months thereafter on July 1, 2003, January 1, 2004, July 1, 2004 and January 1, 2005. Paragraph 9 of the Plan shall not apply to the Purchase Date occurring on September 30, 2002; instead, if the fair market value of a share of Common Stock on the Offering Date of the Special Two-Year Offering is less than the fair market value of a share of Common Stock was on the Offering Date of any prior Two-Year Offering in process at that time, then every participant in each such prior Two-Year Offering shall automatically be withdrawn from such prior Two-Year Offering and be enrolled in the Special Two-Year Offering. Similarly, if the fair market value of a share of Common Stock on the Offering Date of the Special Six-Month Offering is less than the fair market value of a share of Common Stock was on the Offering Date of the prior Six-Month Offering in process at that time, then every participant in such prior Six-Month Offering shall automatically be withdrawn from such prior Six-Month Offering and be enrolled in the Special Six-Month Offering. Notwithstanding language to the contrary in paragraph 6 of the Plan, Optionees may submit their subscription and payroll deduction authorizations to commence participation in the Special Two-Year Offering or the Special Six-Month Offering, as the case may be, or may amend payroll deduction authorizations effective for the first paycheck during such Special Offerings, at any time on or before various dates to be determined by the Company based on payroll practices in their respective countries of employment. This paragraph 5(c) was added to the Plan by an amendment adopted by the Board of Directors on September 11, 2002 and shall expire and cease to be a part of the Plan once the Special Two-Year Offering has expired.

6.    Participation in the Plan.

        (a)    Initiating Participation.    Optionees may participate in an Offering under the Plan by submitting to the Company, in the form specified by the Company, a subscription and payroll deduction authorization. The subscription and payroll deduction authorization must be submitted no later than 10 days prior to the Offering Date. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the same day. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the Optionee’s regular paychecks during the Offering other than a paycheck issued on the Offering Date. The Optionee may not specify a payroll deduction amount that is less than $10 or greater than 10 percent of the gross amount of the Optionee’s base salary, bonus compensation, hourly compensation, including overtime pay, and commission earnings, for each payroll period. Each Participating Subsidiary will promptly remit the amount of payroll deductions to the Company. If an employee who is participating in the 1989 Plan ceases to be eligible to participate in the 1989 Plan and simultaneously becomes eligible to participate in this Plan, either as a result of a change in employing corporation or a determination by the Committee that the participant’s employing corporation shall be a Participating Subsidiary under this Plan and shall no longer be a participating subsidiary under the 1989 Plan, the participant’s subscription and payroll deduction authorization submitted under the 1989 Plan shall be deemed to have been submitted under this Plan and shall be effective for the next Offering under this Plan commencing on or after the date of the change in the employee’s status.

        (b)    Amending Participation.    After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may not amend the payroll deduction authorization except for an amendment effective for the first paycheck following a Purchase Date. Notwithstanding the foregoing, if the amount of payroll deductions from any Optionee during any Purchase Period of an Offering exceeds the maximum amount that can be applied to purchase shares on the next Purchase Date of that Offering under the limitations set forth in paragraph 5(b) of the Plan, then (i) as soon as practicable following a written request from the Optionee, payroll deductions from the Optionee shall be suspended and all such excess amounts shall be refunded to the Optionee, (ii) the Optionee shall not as a result of such suspension be considered to have terminated participation in the Offering, and (iii) payroll deductions from the Optionee shall resume as of the next Purchase Period at the rate set forth in the Optionee’s then effective payroll deduction authorization.

        (c)    Terminating Participation.    After an Optionee has begun participating in the Plan by initiating payroll deductions, the Optionee may terminate participation in the Plan any time prior to the tenth day before a Purchase Date by notice to the Company in the form specified by the Company. Participation in the Plan shall also terminate when an Optionee ceases to be eligible to participate in the Plan for any reason, including death, retirement or the Optionee’s employing corporation ceasing to be a Participating Subsidiary. An Optionee may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of an Optionee’s participation in the Plan, the Company will pay to the Optionee all amounts deducted from the Optionee’s pay and not yet used to purchase shares under the Plan.

        (d)    France Employee Change in Status.    If a France Employee who is participating in the Plan ceases to be a France Employee but continues to be eligible to participate in this Plan as a result of a change in his or her home office to a location outside of France, the employee shall continue to participate in the Six-Month Offering underway at the time of the change and shall be eligible for the next Two-Year Offering commencing on or after the date of the change. If a non-France Employee who is participating in the Plan becomes a France Employee as a result of a change in his or her home office to a location in France, the employee shall continue to participate in the Two-Year Offering underway at the time of the change only until the next Purchase Date in that Offering and shall then be enrolled in the Six-Month Offering commencing on that Purchase Date.

7.    Purchase of Shares.    All amounts withheld from the pay of an Optionee shall be credited to the Optionee’s account under the Plan by the Custodian appointed under paragraph 10. The amounts withheld may be accumulated by the Company and paid to the Custodian at any time prior to the Purchase Date. No interest will be paid on the amounts accumulated by the Company or the amounts held in any account maintained by the Custodian. On each Purchase Date, the amount of the account of each Optionee will be applied to purchase of shares by that Optionee from the Company. Although an Optionee’s account may reflect a fraction of a share, no fractional shares will be sold by the Company or delivered pursuant to paragraph 10. Any cash balance remaining in an Optionee’s account after a Purchase Date or upon termination of participation shall be refunded to the Optionee.

8.    Option Price.    The price at which Common Stock shall be purchased on any Purchase Date in an Offering shall be the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Offering Date of the Offering, or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date. The fair market value of a share of Common Stock on any date shall be the closing price on the immediately preceding trading day as reported by the Nasdaq National Market or, if the Common Stock is not reported on the Nasdaq National Market, such other reported value of the Common Stock as shall be specified by the Board of Directors.

9.    Automatic Withdrawal and Re-enrollment.    If the fair market value of a share of Common Stock on any Purchase Date of a Two-Year Offering is less than the fair market value of a share of Common Stock was on the Offering Date for such Two-Year Offering, then every participant in that Two-Year Offering shall automatically (a) be withdrawn from such Two-Year Offering after the acquisition of the shares of Common Stock on such Purchase Date, and (b) be enrolled in the new Two-Year Offering commencing on such Purchase Date.

10.    Delivery and Custody of Shares.    Shares purchased by Optionees pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firms (each a Custodian) as shall be appointed by the Committee. By appropriate instructions to the Custodian on forms to be provided for that purpose, an Optionee may from time to time (a) sell all or part of the shares held by the Custodian for the Optionee’s account at the market price at the time the order is executed, (b) obtain transfer into the Optionee’s own name of all or part of the shares held by the Custodian for the Optionee’s account and delivery of such shares to the Optionee, or (c) obtain transfer of all or part of the shares held for the Optionee’s account by the Custodian to a regular individual brokerage account in the Optionee’s own name, either with the firm then acting as Custodian or with another firm.

11.    Records and Statements.    The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each Optionee shall receive a statement showing the activity of the Optionee’s account since the last Purchase Date and the balance on the Purchase Date as to both cash and shares. Optionees will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

12.    Expenses of the Plan.    The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan.

13.    Rights Not Transferable.    The right to purchase shares under this Plan is not transferable by an Optionee and is exercisable during the Optionee’s lifetime only by the Optionee.

14.    Dividends and Other Distributions.    Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the Optionees entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the Optionee directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective Optionees entitled thereto.

15.    Voting and Shareholder Communications.    In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each Optionee’s account to be voted in accordance with instructions from the Optionee or, if requested by an Optionee, will furnish to the Optionee a proxy authorizing the Optionee to vote the shares held by the Custodian for the Optionee’s account. Copies of all general communications to shareholders of the Company will be sent to Optionees participating in the Plan.

16.    Tax Withholding.    In connection with purchases of shares under the Plan, the Company shall determine the amounts, if any, required to be withheld to satisfy any applicable tax withholding or other withholding obligations of Participating Subsidiaries under the laws of the jurisdictions in which Optionees perform services. The Participating Subsidiaries shall withhold such amounts from other amounts payable to the Optionee, including salary, subject to applicable law. With respect to UK Employees, the Committee shall adopt rules pursuant to which all or any part of the employer portion of national insurance contributions payable in connection with purchases of shares under the Plan by such employees shall be withheld from other amounts payable to the UK Employees, including salary, subject to applicable law.

17.    Responsibility.    Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Optionee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

18.    Conditions and Approvals.    The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company’s securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

19.    Amendment of the Plan.    The Board of Directors may from time to time amend the Plan in any and all respects.

20.    Termination of the Plan.    The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except that such termination shall not affect previously granted options still outstanding.

EXHIBIT D

MENTOR GRAPHICS CORPORATION

1982 STOCK OPTION PLAN3

Mentor Graphics recognizes that its continuing success depends upon the initiative, ability and significant contributions of officers and key employees. Mentor Graphics believes that by affording such employees the opportunity to purchase shares in Mentor Graphics it will enhance its ability to attract and retain such employees and will provide an incentive for them to exert their best efforts on its behalf.

The Plan is as follows:

1.	Shares Subject to Option.

1.1    Options granted under this Plan shall be for authorized but unissued or reacquired common stock of Mentor Graphics.

1.2    Options may be granted under paragraph 4 of the Plan and stock appreciation rights may be granted under paragraph 8.2 of the Plan for a total of not more than 27,670,000[21,670,000] shares of common stock, subject to adjustment under paragraph 9. Shares subject to options and to stock appreciation rights granted under paragraph 8.2 that are terminated or expire without being exercised, other than options that are surrendered on exercise of a stock appreciation right granted under paragraph 8.1, shall be added to the shares remaining for future options and stock appreciation rights.

1.3    No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 500,000 shares of Common Stock in any calendar year.

2.	Effective Date; Duration.

This Plan shall be effective January 1, 1982 and shall continue until all shares available for issuance under the Plan have been issued, unless sooner terminated by the Board of Directors of Mentor Graphics (Board of Directors). Expiration or termination of the Plan shall not affect outstanding options, bonus rights or stock appreciation rights.

3.	Administration.

3.1    The Plan shall be administered by a compensation committee appointed by the Board of Directors (Committee). The Committee may delegate any of its administrative duties to one or more agents and may retain advisors to assist it.

3.2    The Committee shall have general responsibility to interpret and administer the Plan. Any decision by the Committee shall be final and bind all parties. Notwithstanding the foregoing, the Committee’s exclusive power to make final and binding interpretations of the Plan shall immediately terminate upon the occurrence of a Change in Control (as defined in paragraph 7.2). The Committee shall keep adequate records of options, bonus rights and stock appreciation rights granted under the Plan and shall be responsible for communication with optionees.

3.3    No Committee member shall participate in the decision of any question relating exclusively to an option, bonus right or stock appreciation right granted to the member.

3 Bold matter is new; matter in [brackets and italics] is proposed to be deleted.

4.	Grant of Options.

4.1    Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), or options other than incentive stock options (nonqualified stock options). No incentive stock options may be granted under the Plan on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

4.2    Options may be granted to any officer or key employee of Mentor Graphics and any subsidiary of Mentor Graphics and may be granted in substitution for outstanding options of another corporation by reason of merger, consolidation, acquisition of property or stock, or other reorganization between such other corporation and Mentor Graphics or any subsidiary of Mentor Graphics. Additional options may be granted to existing optionees and may be granted in exchange for outstanding options.

4.3    The Committee shall designate persons to receive grants, and as to each option shall specify the number of shares, the option price and term, the time or times at which the option may be exercised, whether the option is an incentive stock option or a nonqualified stock option and all other terms and conditions of the option.

4.4    No employee may be granted incentive stock options under the Plan such that the aggregate fair market value, on the date of grant, of the shares with regard to which incentive stock options are exercisable for the first time by that employee during any calendar year under the Plan and under any other stock option plan of Mentor Graphics or any parent or subsidiary of Mentor Graphics exceeds $100,000. Fair market value shall be determined under subparagraph 5.1(c) as of the date of each grant.

5.	Option Terms.

5.1    The option price shall be fixed by the Committee as follows:

(a)    Subject to (b) the option price for an incentive stock option shall be not less than the fair market value of the shares on the date of grant. The option price for a nonqualified stock option shall be not less than 50% of the fair market value of the shares on the date of grant.

(b)    If the optionee at the time of grant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of Mentor Graphics, the option price for an incentive stock option shall be not less than 110 percent of the fair market value of the shares on the date of grant. Stock owned by the optionee shall include for this purpose, and for purposes of paragraph 5.2, stock attributed to the optionee pursuant to applicable provisions of the Code.

(c)    “Fair market value” means an amount determined by, or in an manner approved by, the Committee. The Committee may appoint and rely on one or more qualified independent appraisers to value the stock or use such other evaluation as it considers appropriate.

5.2    The Committee shall fix a time limit of not over 10 years after the date of grant for exercise of an incentive stock option. The Committee shall fix a time limit of not over 10 years plus seven days after the date of grant for exercise of a nonqualified stock option. For a more than 10 percent shareholder the maximum limit for exercise of an incentive stock option shall be five years. The Committee may make the option exercisable in full immediately or in graduated amounts over the option term.

5.3    The option shall be evidenced by a stock option agreement executed by Mentor Graphics and the optionee in a form prescribed by the Committee.

5.4    The option may not be assigned or transferred except (a) on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement

Income Security Act or (b) with respect to nonqualified options, as otherwise approved by the Committee. The option may be exercised only by the optionee or by a successor or representative after death, except as otherwise approved by the Committee with respect to nonqualified options.

5.5    Unless otherwise determined by the Committee, if an officer of Mentor Graphics subject to Section 16 of the Securities Exchange Act of 1934 (1934 Act) exercises an option within six months of the grant of the option, the shares acquired upon exercise of the option may not be sold until six months after the date of grant of the option.

6.	Bonus Rights.

6.1    The Committee may grant bonus rights in connection with nonqualified stock options granted under the Plan. Bonus rights may be granted with the related option or at a later time. A bonus right may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Bonus rights will be subject to such rules, terms, and conditions as the Committee may prescribe.

6.2    A bonus right will entitle an optionee to a cash bonus in connection with the exercise in whole or in part of the related option. Subject to paragraph 6.3, the amount of the bonus shall be determined by multiplying the applicable bonus percentage by the amount by which the fair market value, on the exercise date, of the shares received on exercise of the related option exceeds the option price. The cash bonus will be payable within 30 days following the date as of which its amount is determined. For the purpose of this paragraph, fair market value shall be determined according to subparagraph 5.1(c). The bonus percentage applicable to a bonus right shall be determined by the Committee, but shall in no event exceed 100 percent.

6.3    The Committee may set a maximum dollar limit on the amount of cash to be paid under any bonus right.

7.	Acceleration Upon Change in Control.

7.1    The Committee may grant acceleration rights to holders of options or stock appreciation rights which will provide that the options or stock appreciation rights will become exercisable in full for the remainder of their terms upon the occurrence of a Change in Control. Acceleration rights may be granted with an option or stock appreciation right or at a later time by amendment of outstanding options or stock appreciation rights.

7.2    “Change in Control” means the occurrence of any of the following events, unless prior to the occurrence of the event, the Committee determines that the specific event shall not be considered a Change in Control:

(a)    the shareholders of Mentor Graphics shall approve:

(i)    any consolidation, merger or plan of share exchange involving Mentor Graphics (Merger) in which Mentor Graphics is not the continuing or surviving corporation or pursuant to which shares of common stock would be converted into cash, securities or other property, other than a Merger involving Mentor Graphics in which the holders of Mentor Graphics’ common stock immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation immediately after the Merger;

(ii)    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Mentor Graphics; or

(iii)    the adoption of any plan or proposal for the liquidation or dissolution of Mentor Graphics;

(b)    at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (Incumbent Directors) shall cease for any reason to constitute at least a majority thereof, unless each new director elected during such two-year period was nominated or elected by two-thirds of the Incumbent Directors then in office and voting (new directors nominated or elected by two-thirds of the Incumbent Directors shall also be deemed to be Incumbent Directors); or

(c)    any person (as such term is used in Section 13(d) of the 1934 Act) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Mentor Graphics ordinarily having the right to vote in the election of directors (Voting Securities) representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

8.	Stock Appreciation Rights.

8.1    (a)    The Committee, in its sole discretion, may grant both “general” and “limited” stock appreciation rights with all or any part of an incentive stock option or a nonqualified stock option granted under the Plan. Stock appreciation rights may be granted with the related option or at any later time during the term of the option.

(b)    A general stock appreciation right granted with all or any part of an option shall be exercisable only at the time or times established by the Committee and only to the extent that the related option could be exercised. A limited stock appreciation right shall be exercisable only during the 60 calendar days immediately following a Change in Control and only if the immediate resale of shares acquired upon exercise of the related option would subject the optionee to liability under Section 16(b) of the 1934 Act; provided, however, that a limited stock appreciation right may not be exercised within six months of its date of grant. Upon exercise of a stock appreciation right, the option or portion thereof to which the stock appreciation right relates must be surrendered. The shares subject to an option or portion thereof that is surrendered upon exercise of a stock appreciation right shall not be available for future option or stock appreciation rights grants under the Plan.

(c)    Each stock appreciation right granted with all or any part of an option shall entitle the holder to receive from Mentor Graphics an amount equal to the excess of the fair market value at the time of exercise of one share of Mentor Graphics common stock over the option price per share under the related option, multiplied by the number of shares covered by the related option or portion of the related option.

(d)    The terms of a limited stock appreciation right granted with a nonqualified stock option may provide, if so determined by the Committee, that the fair market value of the common stock for purposes of subparagraph 8.1(c) shall be equal to the higher of:

(i)    the highest reported sales price of the common stock during the 60-day period ending on the date the limited stock appreciation right is exercised;

(ii)    the highest per share price paid for shares of common stock purchased in any tender or exchange offer during the 60 calendar days preceding the exercise of the limited stock appreciation right;

(iii)    the fixed or formula price to be received by holders of shares of common stock in or as a result of any transaction described in subparagraph 7.2(a) if such price is determinable on the date of exercise, provided that any securities or other property that are part of the fixed or formula price shall be valued at the highest valuation placed on the securities or property in any communication to the shareholders of Mentor Graphics by any party to the transaction; and

(iv)    the highest price per share shown on a Schedule 13D, or any amendment thereto, filed by the holder or holders of the specified percentage of common stock whose acquisition gives rise to the exercisability of the limited stock appreciation right.

8.2    (a)    The Committee may grant general stock appreciation rights without related options under the Plan to any officer or key employee of Mentor Graphics and any subsidiary of Mentor Graphics. Such stock appreciation rights may be granted in substitution for outstanding stock appreciation rights of another corporation by reason of merger, consolidation, acquisition of property or stock, or other reorganization between such other corporation and Mentor Graphics or any subsidiary of Mentor Graphics. Additional stock appreciation rights may be granted to existing holders of stock appreciation rights and may be granted in exchange for outstanding stock appreciation rights.

(b)    The Committee shall designate persons to receive grants of stock appreciation rights, and as to each stock appreciation right shall specify the number of shares, the stock appreciation right price, the term, the time or times at which the stock appreciation right may be exercised and all other terms and conditions of the stock appreciation right. The stock appreciation right price shall not be less than 50% of the fair market value of the shares on the date of grant.

(c)    Each stock appreciation right granted without a related option shall entitle the holder to receive from Mentor Graphics an amount equal to the excess of the fair market value at the time of exercise of one share of Mentor Graphics common stock over the stock appreciation right price, multiplied by the number of shares covered by the stock appreciation right or portion thereof that is exercised. The shares subject to a stock appreciation right or portion thereof that is exercised shall not be available for future option or stock appreciation right grants under the Plan.

8.3    (a)    Payment upon exercise of a general stock appreciation right by Mentor Graphics may be made in shares of Mentor Graphics common stock valued at fair market value, or in cash, or partly in shares and partly in cash. The Committee shall either specify the form of payment or retain the power to disapprove any election by a holder to receive cash on exercise of a stock appreciation right. For the purpose of this paragraph, fair market value shall be determined according to subparagraph 5.1(c).

(b)    Payment upon exercise of a limited stock appreciation right by Mentor Graphics may be made only in cash.

8.4    No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, in the discretion of the Committee, the number of shares may be rounded to the next whole share.

8.5    Stock appreciation rights will be subject to such rules, terms, and conditions, and shall be evidenced by an agreement in such form, as the Committee may prescribe prior to the occurrence of a Change in Control.

8.6    Stock appreciation rights may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Stock appreciation rights may be exercised only by the holder or by a successor or representative after death.

8.7    Unless otherwise determined by the Committee, no stock appreciation right may be exercised by an officer of Mentor Graphics subject to Section 16 of the 1934 Act during the first six months following the date of grant.

9.	Changes in Capital Structure.

If any change is made in the outstanding common stock without Mentor Graphics’ receiving any consideration, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the common stock, a corresponding change shall be made in the number of shares remaining available for grants of options or stock appreciation rights under paragraph 1, disregarding fractional shares, without any further approval of the shareholders. The adjustment shall be made by the Committee whose determination shall be conclusive.

10.	Amendment or Termination of the Plan.

10.1    The Board of Directors may amend or terminate this Plan at any time subject to paragraph 10.2.

10.2    Unless the amendment is approved by the shareholders, no amendment shall be made in the Plan that would:

(a)    Increase the total number of shares available for options or stock appreciation rights;

(b)    Increase the maximum option term; or

(c)    Modify the requirements for eligibility under the Plan.

MENTOR GRAPHICS CORPORATION

Annual Meeting, May 19, 2004

PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned appoints Dr. Walden C. Rhines, Gregory K. Hinckley and Dean M. Freed and each of them, proxies with power of substitution to vote on the undersigned’s behalf all shares which the undersigned may be entitled to vote at the Annual Meeting of shareholders of Mentor Graphics Corporation on May 19, 2004 and any adjournments of that meeting, with all powers that the undersigned would possess if personally present, with respect to the following:

1.	Election of directors:		☐	FOR all nominees (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

(Note: To withhold authority to vote for any individual, strike through the nominee’s name below.)

Peter L. Bonfield, Marsha B. Congdon, James R. Fiebiger, Gregory K. Hinckley, Kevin C. McDonough, Patrick B. McManus, Walden C. Rhines and Fontaine K. Richardson

2.	Proposal to amend the Company’s 1989 Employee Stock Purchase Plan.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to approve the Company’s Foreign Subsidiary Employee Stock Purchase Plan.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Proposal to amend the Company’s 1982 Stock Option Plan.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	Proposal to amend Article III of the Company’s 1987 Restated Articles of Incorporation, as amended.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF EACH OF THE ABOVE MEASURES.

THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF PROPOSAL NOs. 2, 3, 4 and 5. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Date: ,2004	Shares:

Signature or signatures

Please date and sign as name is imprinted on this proxy, including designation as executor, trustee, etc., if applicable. The president or other authorized officer must sign for a corporation. All co-owners must sign.

YOU WILL SAVE THE COMPANY EXPENSE AND TIME IF YOU DATE, SIGN AND RETURN THIS PROXY AS SOON AS POSSIBLE BEFORE MAY 19, 2004.